UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDICAL PROPERTIES TRUST, INC.

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2020 Proxy Statement

Medical Properties Trust

AT THE VERY HEART OF HEALTHCARE.

April 23, 2020

Dear Fellow Stockholder:

I am writing to share with you how Medical Properties Trust performed during 2019 but I would be remiss if I did not open this letter by acknowledging the pandemic known as the COVID-19 virus. While, at this point, we do not know the full magnitude of the COVID-19 pandemic, we do know that the pandemic is affecting each of our shareholders and stakeholders in some way. We are proud of the role that our hospitals are playing to help heal the world and rid it of this horrible virus. The world needs hospitals more than ever. We are forever grateful to the doctors, nurses and administrators in our hospitals across the world for doing their part.

Our achievements in 2019 helped to put our balance sheet in one of the strongest positions in our history. We will be in a good position to again move forward once the world gets past this pandemic.

2019 was, indeed, a record year for Medical Properties Trust, during which we virtually doubled the size of the company, created tremendous shareholder value and remained committed to corporate responsibility. During 2019, we completed approximately $4.5 billion of acquisitions, investing approximately $2.7 billion domestically and $1.8 billion internationally. We now have hospitals located in the U.S., United Kingdom, Germany, Switzerland, Spain, Italy, Portugal, and Australia. The market rewarded us for our strong execution as we achieved total return to shareholders of 39% in 2019 as compared to 28% for the SNL US REIT Equity Index, and total return to shareholders of 511% since our IPO in 2005 as compared to 217% for the SNL US REIT Index for the same period.

Our company remains committed to corporate responsibility including the impact our business has on the environment, as well as the impact we have on our communities. We engage regularly with our tenants to address climate change and environmental sustainability and are committed to maintaining a safe health environment for our employees worldwide.

We begin 2020 in a very strong financial position, poised for continued accretive growth and able to capitalize on new opportunities that we are creating. We remain committed to hospitals that have a unique position in their healthcare system. As the healthcare landscape changes, our hospitals will adapt and change. Hospitals will remain at the very heart of healthcare during this crisis and beyond and we will be there to support them and the communities in which they operate.

We are providing you this Proxy Statement to enable you to give us your input by voting. We hope that you will attend our 2020 annual meeting of shareholders, to be held on May 21, 2020. Details of the business to be conducted at the meeting are set forth in the accompanying Proxy Statement. In the event that you are unable to attend, however, we urge you to vote by mail, phone, or Internet, as described in the proxy materials.

Thank you for your continued support of our company.

Best Regards,

Edward K. Aldag, Jr.

Chairman, President and Chief Executive Officer

Proxy Statement and Notice of 2020 Annual Meeting    i

April 23, 2020

Attached you will find a notice of annual meeting and the Proxy Statement, which contain further information about the items to be voted on at the annual meeting and the annual meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card, our 2019 Annual Report on Form 10-K, and our 2019 Annual Report to stockholders. Only stockholders of record at the close of business on March 20, 2020 are entitled to receive notice of, to attend, and to vote at the annual meeting and any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the annual meeting.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

If any of your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted.

A list of the stockholders entitled to vote at the annual meeting will be open to examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of at least ten days prior to the annual meeting at the principal executive offices of the Company at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer,

and Secretary

ii    Proxy Statement and Notice of 2020 Annual Meeting

How to Vote

Your vote is important. You may vote your shares if you were a stockholder of record on March 20, 2020. If you are a registered owner you may vote using any of the following methods:

•	By Internet

www.voteproxy.com

•	By Telephone

1-800-PROXIES

(1-800-776-9437)

•	By Mail

Complete, sign, date and return your enclosed proxy card.

•	In Person

At the Annual Meeting

If you own your shares through a bank, broker or other nominee, you should follow the voting instructions provided by your bank, broker or other nominee.

Proxy Statement and Notice of 2020 Annual Meeting    iii

Performance Highlights

2019 was a transformative year of incomparable growth and achievement for Medical Properties Trust (“MPT” or the “Company”). We delivered market-leading shareholder returns and believe we are in the early stages of a rapidly developing market for hospital real estate transactions in which MPT is the unquestioned global leader. Additionally, MPT’s access to capital has continued to expand both in improved global pricing and ampler sources of debt and equity. We completed approximately $4.5 billion in immediately accretive investments in the United States, United Kingdom, Germany, Switzerland, Australia, Spain and Portugal, further improving our already diversified global geographic footprint and tenant diversification.

Approximately $3.0 Billion IN SHAREHOLDER VALUE CREATION	$4.5 Billion IN ACQUISITIONS CLOSED (64% GROWTH IN ASSETS)	$18.0 Billion TOTAL CAPITALIZATION RANKED 28th OUT OF 164 REITS(1) FOLLOWING AN 80% INCREASE IN SIZE
*	All statistics as of December 31, 2019.

◆	Delivered market-leading returns to stockholders, outperforming benchmark indices

1-YEAR TSR	5-YEAR TSR	SINCE IPO TSR
+39% return in 2019	+115% return since 2015	+511% return since our IPO in July 2005
1,700 bps in Outperformance above SNL Healthcare REIT Index	8,600 bps in Outperformance above SNL Healthcare REIT Index	19,200 bps in Outperformance above SNL Healthcare REIT Index

◆ Increased dividend by 4%, the 7th consecutive year of a dividend increase	◆ Improved portfolio diversification and decreased exposure to our largest operator
◆ Raised $2.5 billion in common equity accounting for over 10% of common equity raised in the entire REIT industry	41 Operators	35%
	accounting for 95% of assets (vs. 30 in 2018)	Decrease in exposure to our largest operator (2)

(1) Source: KeyBanc Capital Markets; rank out of 164 REITs based on Enterprise Value as of 12/31/2019

(2) Steward Health Care accounted for 24.5% of total pro-forma gross assets at December 31, 2019 (vs. 38% at year end 2018). See Form 10-K for the year ended December 31, 2019.

iv    Proxy Statement and Notice of 2020 Annual Meeting

Executive Compensation Highlights

Pay for Performance

Our executive compensation program is designed to drive and reward performance over the long term and on an annual basis. We believe that our program represents a balanced, pay-for-performance plan with only 6% of CEO’s compensation guaranteed in the form of base salary and the majority of our equity awards (63% for our CEO) tied to the achievement of operational goals and subject to adjustment based on relative Total Shareholder Return (“TSR”) performance.

Compensation Governance

We are committed to strong compensation governance:

WHAT WE DO	WHAT WE DON’T DO

›  Align pay and performance by linking executive compensation to the achievement of rigorous pre-established performance metrics

›  Maintain a mix of short, medium and long-term incentive measures

›  Base a majority of equity compensation on performance-based measures

›  Cap on awards for NEOs under our short-term and long-term incentive plans

›  Use rigorous and objective Company performance metrics to determine a majority of our annual cash incentives

›  Maintain a clawback policy that allows the Board to recover cash and equity incentive compensation in the event of a financial restatement

›  Require significant share ownership for executives and directors, including 6x base salary for the CEO and 4x base salary for other NEOs

›  Engage an independent compensation consultant to advise the Compensation Committee of the Board on executive compensation matters

›  No hedging or pledging of shares by NEOs or Board members

›  No incentive compensation based on a single performance metric

›  No excessive perquisites or other benefits

›  No new employment agreements since 2003 with evergreen provisions, single-trigger change of control provisions or excise tax gross-up provisions

›  No repricing of stock options or stock appreciation rights, if ever granted, without stockholder approval

›  No buyout of underwater appreciation awards without stockholder approval

Strong Stockholder Support for our Executive Compensation Program

Our historical Say on Pay vote results affirm our stockholders’ consistent support for our Company’s executive compensation program. Despite the continued support for our say-on-pay proposal, we continue to monitor and review our compensation program. In the past four years, we have held discussions regarding our compensation program with approximately 40% to 50% of our stockholders.

Proxy Statement and Notice of 2020 Annual Meeting    v

Corporate Governance Highlights

Board Composition

We have taken meaningful steps to refresh our Board of Directors and have sought to create an effective mix of experience, skill and diversity. The majority of our Board is independent, and we recently added a new independent female director in 2020.

Gender	Tenure	Age

Key Director Skills

Executive Leadership Experience	Industry Experience	Financial & Accounting Expertise	Investment Expertise
5 directors out of 8	6 directors out of 8	5 directors out of 8	5 directors out of 8

Corporate Governance Policies

We are committed to strong corporate governance and our Board has adopted robust governance practices and policies including the following:

◆	History of and commitment to Board diversity and refreshment

◆	Proxy Access

◆	Majority Voting for uncontested director elections

◆	Lead Independent Director

◆	Active and Responsive Shareholder Engagement

◆	Stockholders’ ability to amend bylaws

◆	Anti-Hedging and Anti-Pledging policies
◆	Unclassified Board of Directors

◆	Opted out of MUTA

◆	No shareholder rights plan (“poison pill”)

◆	Regular Executive sessions of Independent Board members

◆	Mandatory director retirement age

◆	Executives require prior authorization to purchase or sell our shares

◆	Clawback Policy

vi    Proxy Statement and Notice of 2020 Annual Meeting

Corporate Responsibility Highlights

As a global leader among healthcare real estate companies, we are committed to strong corporate and social responsibility, and we strive to make a positive difference through our operations. Our approach to corporate responsibility includes the following principles:

Environmental Sustainability

Our company-wide environmental policy confirms our commitment to sustainability, and we have implemented numerous environmental initiatives at our corporate headquarters and through our development projects.

◆	Our corporate headquarters was Energy Star rated for 2017 and 2018, energy saving initiatives in 2019 have saved an estimated 122,533 kWH

◆	Established an Environmental Sustainability and Governance (“ESG”) Committee in 2019 to further drive environmental performance improvements across all aspects of our business

◆	Incorporated ESG performance metrics into our executive compensation program to reinforce our commitment to corporate responsibility

◆	Set high environmental standards in our acquisition due diligence

◆	Invest in environmentally responsible design features for our development projects

◆	Actively engage with our tenants to encourage environmental improvements across our hospital portfolio

Our People

We are committed to providing a dynamic and supportive workplace for our employees that encourages both personal and professional growth through significant training and continuing education opportunities.

◆	39% of all MPT employees are female and 54% of all MPT employees report to a female manager or director

◆	Established company-wide human rights, and health and safety policies

◆	Provide regular training for our employees including anti-harassment, cybersecurity and data security awareness

Our Communities

Given our long-term focus and ownership in our properties, we believe that it is of critical importance to improve the communities in which we operate by providing financial and volunteer support for private and public non-profit programs aimed at improving communities and public health.

◆	Established a Charity and Community Support Committee through which we support health, social, educational and community organizations

◆	Contributed to over 180 different organizations in 2019

For more information regarding our sustainability commitments, please go to the Corporate Responsibility section of our proxy on page 11 and our website: https://responsibility.medicalpropertiestrust.com/

Proxy Statement and Notice of 2020 Annual Meeting    vii

1	Proposal 1: Election of Directors

	2	Director Nominees

	6	Governance Information Regarding Our Board of Directors

	11	Corporate Responsibility

16	Proposal 2: Ratification of Independent Registered Public Accounting Firm

	17	Independent Auditor

	18	Audit Committee Report

19	Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

20	Compensation Discussion and Analysis

	30	Other Aspects of Our Executive Compensation Program

	32	Compensation Committee Report

	33	Summary Compensation Table

	34	Grants of Plan-Based Awards

	35	Outstanding Equity Awards as of December 31, 2019

	36	Option Exercises and Stock Vested

	38	Potential Payments Upon Termination or Change of Control

39	Executive Compensation

	39	Pay Ratio Disclosure

	40	Compensation of Directors

	42	Share Ownership of Certain Beneficial Owners

44	Information About the Meeting

48	Certain Relationships and Related Person Transactions

49	Additional Information

viii    Proxy Statement and Notice of 2020 Annual Meeting

Our Bylaws provide for the election of all directors at each annual meeting of stockholders. The Board of Directors, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the eight nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualify. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

Proxy Statement and Notice of 2020 Annual Meeting    1

Director Nominees

Edward K. Aldag, Jr. Chief Executive Officer and President (since 2003) Chairman of the Board of Directors (since 2004) Age 56 Director since 2004 Committees: Investment

The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industries make him highly qualified to serve as Chairman of our Board of Directors.

Mr. Aldag served as Vice Chairman of our Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and as member of the board of directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001, served as Executive Vice President and Chief Operating Officer from 1990 to 1998, and was a member of the board of directors from 1990 to 2001. Mr. Aldag serves on the board of Children’s of Alabama, one of the nation’s leading hospitals for children and as a director and a member of the investment committee of the Alabama Children’s Hospital Foundation. He also serves on the board of Mitchell’s Place, benefitting children with autism, and as a member of the executive committee of the Birmingham Business Alliance. In 2017, Mr. Aldag was selected as a member of the national advisory board of governors for NAREIT, the National Association of Real Estate Investment Trusts. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance.

G. Steven Dawson Age 62 Director since 2004 Committees: Audit (Chair) Investment

The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Audit Committee.

Since 2003, Mr. Dawson has primarily been a private investor in real estate, energy and financial services companies in the U.S. and Canada, and has served on the boards of numerous public and private REITs and financial services companies. During portions of 2011 – 2013, he served as President, Chief Executive Officer and Trustee of a privately held U.S./Canadian firm that owned and operated manufactured housing assets located in the U.S. From July 1990 to September 2003, he served as Chief Financial Officer and Senior Vice President – Finance of Camden Property Trust (and its predecessors) (NYSE: CPT), a REIT specializing in apartment communities based in Houston, Texas. Mr. Dawson currently serves on the board of directors and as the nominating and corporate governance committee chairman as well as a member of the audit and compensation committees for Cohen & Co. (NYSE American: COHN), an investment firm specializing in credit-related fixed income investments in the U.S. and Europe. Mr. Dawson also serves on the board of directors and as audit committee chairman of American Campus Communities (NYSE: ACC), a developer, owner and manager of student housing communities in the U.S. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.

2    Proxy Statement and Notice of 2020 Annual Meeting

R. Steven Hamner Executive Vice President and Chief Financial Officer (since 2003) Age 63 Director since 2005 Committees: Investment

The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board of Directors.

In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the ten years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University.

Caterina A. Mozingo Age 52 Director since 2020

The Board believes that Ms. Mozingo’s experience as a public accountant and consultant to real estate and healthcare companies and her experience providing tax consulting services to for profit and non-for-profit companies including publicly traded and privately held entities makes her highly qualified to serve as a member of our Board of Directors. Members of our management team recommended to our Nominating Committee that Ms. Mozingo be considered as a potential director candidate and subsequent to interviews with each of the Nominating Committee members, the Nominating Committee recommended to the full Board that Ms. Mozingo be nominated.

Ms. Mozingo is a Shareholder, Taxation with Aldridge, Borden & Company, P.C., a CPA firm that she joined in 1995. Her experience at Aldridge, Borden & Company includes a broad range of tax consulting and compliance services for businesses, individuals, fiduciaries and tax-exempt entities. She began her career in public accounting with Coopers & Lybrand, LLP. Ms. Mozingo is a member of the American Institute of CPAs, and the Alabama Society of CPAs where she serves on the State Taxation Committee. She also serves on the Board of Directors of the University of Alabama Federal Tax Clinic where she is President Elect. Ms. Mozingo graduated summa cum laude from the University of Alabama in Commerce and Business Administration before earning a Master of Tax Accounting degree.

Proxy Statement and Notice of 2020 Annual Meeting    3

Elizabeth N. Pitman Age 56 Director since 2018 Committees: Ethics, Nominating and Corporate Governance

The Board believes that Ms. Pitman’s experience as a healthcare lawyer, and her experience providing counsel to publicly traded and privately owned hospitals and healthcare systems makes her highly qualified to serve as a member of our Board of Directors.

Ms. Pitman has been an attorney with Waller, Landen, Dortch & Davis, LLP, a leading provider of legal services to the healthcare industry, since 2015. From July 2013 to December 2013, she worked as corporate counsel for Vitera Healthcare Solutions, LLC, and prior to that from October 2008 to July 2013, she served as general counsel at Success EHS, Inc., both providers of electronic health records and revenue cycle management solutions. Ms. Pitman has provided counsel to companies, hospitals and healthcare systems, surgery centers, physician groups and healthcare information technology companies on a variety of matters, including healthcare regulatory, privacy, data and cyber security compliance, technology licensing, and mergers and acquisitions. Ms. Pitman earned a B.S. in Accounting from the University of Alabama and a Juris Doctorate from the University of Alabama School of Law. She also is certified in Healthcare Privacy Compliance (CHPC).

D. Paul Sparks, Jr. Age 57 Director since 2014 Committees: Audit Compensation (Chair) Investment

The Board believes that Mr. Sparks’s substantial experience in executive positions and his ability to guide companies through periods of growth and development make him a valued advisor and qualified to serve as Chairman of the Compensation Committee and as a member of our Board of Directors.

Mr. Sparks retired in January 2016 after a 32-year career in the energy industry. He was Senior Vice President Resource Development for Energen Resources Corporation (NYSE: EGN) and served in various capacities with Energen since 1989, including Senior Vice President of Operations from 2006 until 2012. Mr. Sparks worked with Amoco Corporation, a global chemical and oil company, in Texas and Louisiana prior to joining Energen. Prior to his retirement, Mr. Sparks helped Energen grow from a small regulated utility to a top 20 U.S. independent oil and gas exploration and production company. In his pre-retirement role, he was responsible for the forward-looking strategy and implementation of valuing and developing the assets of Energen Resources Corporation. Mr. Sparks has been active in a number of organizations: he is the former chairman of the New Mexico Oil and Gas Association, past advisor to the Gas Research Institute, a board member of the Independent Petroleum Association of America and past officer of the Society of Petroleum Engineers. He has authored a number of peer-reviewed publications and holds a patent in oil and gas technology. Mr. Sparks is a member of the Sunrise Rotary and the Downtown Exchange Club. He is a graduate of Mississippi State University with a degree in Petroleum Engineering. He is also a Bagley College of Engineering Distinguished Fellow at Mississippi State University.

4    Proxy Statement and Notice of 2020 Annual Meeting

Michael G. Stewart Age 64 Director since 2016 Lead Independent Director Committees: Compensation Ethics, Nominating and Corporate Governance

The Board believes that Mr. Stewart’s legal background and extensive knowledge of healthcare, legal and corporate governance and addressing various healthcare issues, make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

Mr. Stewart is presently a private investor. He served as Executive Vice President, General Counsel and Secretary of the Company from 2005 – 2010. Mr. Stewart formerly worked with law firms Berkowitz, Lefkovits, Isom & Kushner (now Baker Donelson) and Constangy, Brooks & Smith, having a law practice that encompassed corporate, healthcare, litigation, employment and labor. Mr. Stewart also served as Vice President and General Counsel of Complete Health Services, Inc. (later, United Healthcare of the South). Throughout his professional career, he has provided private consulting services to physician groups and other healthcare providers. Additionally, Mr. Stewart is the author of four novels that have been published by G.P. Putnam’s Sons and Random House. He is a graduate of Auburn University with a B.S. degree in Business Administration with an emphasis in Information Systems and received his Juris Doctorate degree from the Cumberland School of Law at Samford University.

C. Reynolds Thompson, III Age 57 Director since 2016 Committees: Audit Compensation Ethics, Nominating and Corporate Governance (Chair)

The Board believes that Mr. Thompson’s significant executive experience and deep understanding of all aspects of real estate investment trusts make him a valued advisor and well qualified to serve as a member of our Board of Directors.

Mr. Thompson has served as Chairman and Chief Investment Officer of Select Strategies Realty of Cincinnati, a privately held real estate investment company that specializes in the development, acquisition, management and leasing of retail and mixed-use real estate in the Midwestern and Southeastern U.S. since 2014. Select has sponsored retail investments totaling in excess of $100 million and provided management and leasing services for over four million retail square feet. Founded in 2005, the firm has 10 offices along with its Cincinnati headquarters. The company manages and leases retail assets in nine states as well as office and multifamily assets in Ohio and Kentucky. Prior to joining Select, Mr. Thompson was President and Chief Financial Officer (1997 – 2013) of Colonial Properties Trust, a $4 billion publicly traded REIT with a portfolio of multifamily, office, retail and mixed-use assets. During a 16-year career with Colonial, he also served as CEO, COO and CIO. He has extensive public company management, operating and investment experience having raised $950 million in equity, $2.5 billion in debt and completed acquisitions totaling $3 billion. Mr. Thompson worked in acquisitions and due diligence for Carr America Realty Corporation, a then publicly traded REIT. Mr. Thompson began his career as a commercial lending officer at SunTrust Bank. Mr. Thompson holds a B.S. degree with Special Attainments in Commerce from Washington and Lee University. Mr. Thompson is a member of the Board of Visitors of the Culverhouse College of Business at the University of Alabama. He previously served on the Board of Governors of the National Association of Real Estate Investment Trusts, and the Board of Directors of the Birmingham Business Alliance and United Way of Central Alabama.

Proxy Statement and Notice of 2020 Annual Meeting    5

Governance Information Regarding Our Board of Directors

Annual Election of Directors

Our Board members stand for election each year. They serve until the next annual meeting of stockholders or until their respective successors are elected and qualify, subject to their prior resignation, retirement, death, disqualification, or removal from office. We do not have a classified board and our charter bars us, absent the approval of our stockholders, from adopting the Maryland Unsolicited Takeover Act, which, among other things, permits the board of directors of a Maryland corporation to classify itself without a stockholder vote. We maintain a majority vote standard and director resignation policy for uncontested director elections.

Independent Directors

A majority of our Board and each of our Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee is comprised of directors who qualify as independent under the standards of the New York Stock Exchange (the “NYSE”). Each year, we affirmatively determine that each director deemed independent under NYSE standards has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board of Directors has determined that six of the director nominees—G. Steven Dawson, Caterina A. Mozingo, Elizabeth N. Pitman, D. Paul Sparks, Jr., Michael G. Stewart and C. Reynolds Thompson, III—have no relationship with us that would interfere with their ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under NYSE standards.

Independent Board Leadership

Two of Medical Properties Trust’s founders serve as members of the Board of Directors. Studies regularly show that founder-led companies outperform their peers[i]. We are therefore fortunate not to have to rely exclusively on governance mechanisms to ensure that our Board exercises robust, effective, and independent leadership.

We preserve the benefits that founder-led companies enjoy by maintaining our founder, Mr. Aldag, as Chairman and Chief Executive Officer. That dynamic is of particular importance in a founder-led company like ours, though we regularly review this structure and its alternatives.

We supplement our Board’s independence with a Lead Independent Director, currently Mr. Stewart, to whom the Board has given substantial powers and authorities. Our Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the independent directors. He serves as principal liaison between the Chairman and the independent directors, advising the Chairman on the quality, quantity and timeliness of the information presented to the Board. He advises the Chairman on the agendas for Board meetings and calls meetings of the independent directors if deemed necessary or appropriate. The Lead Independent Director also oversees the annual self-evaluation of the Board. The Board can also, at its discretion, supplement the Lead Independent Director’s responsibilities.

We believe there are risks in relying exclusively on independent board chairs or lead independent directors for board independence. We therefore value—and have—strong independent committee chairs on our Board. We also believe that our founder-led culture enables robust and honest interactions from all of our Board members, each of whom brings important and diverse skill sets to their jobs. Finally, the Board completes an annual board self-evaluation process that is instituted by our Lead Independent Director and presented to the full Board.

[i] See, Chris Zook, “Founder-Led Companies Outperform the Rest—Here’s Why” in Harvard Business Review, March 24, 2016.

6    Proxy Statement and Notice of 2020 Annual Meeting

Risk Oversight

Our Board of Directors plays a central role in overseeing and evaluating risks pertinent to our company. While it is management’s responsibility to identify and manage our risk exposure on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee exercise oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board of Directors also oversees risk by means of the required approval by our Board of significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital improvement projects and important employment-related decisions.

Board Committees and Meetings

Our Board of Directors and our Board’s four standing committees hold regular meetings. In 2019, the Board of Directors met four times; the Audit Committee met five times; the Ethics, Nominating and Corporate Governance Committee met two times; the Compensation Committee met four times; and the Investment Committee did not meet but approved one small investment via written consent. All other acquisitions were approved by the full Board. In 2019, each incumbent director attended at least 75% of (i) the total number of meetings of the Board held during the period for which he or she was a director and (ii) the total number of meetings of all committees of the Board on which the director served during the periods that he or she served.

The Board of Directors regularly meets in executive session without any non-independent directors present. Mr. Stewart has been designated as the Lead Independent Director and in that capacity presides at these executive sessions. Mr. Stewart may be contacted directly by stockholders at mstewart@mpt.net. The directors of the Company are encouraged to attend our annual meeting of stockholders absent cause. All directors of the Company holding their position at the time of the meeting attended our 2019 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors delegates certain of its functions to its standing committees.

Audit Committee

G. Steven Dawson Chairman D. Paul Sparks, Jr. C. Reynolds Thompson, III

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that Mr. Dawson and Mr. Thompson each qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board of Directors has also determined that service by Mr. Dawson and Mr. Thompson on other public companies’ audit committees has not impaired their abilities to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee appears on page 18 of this Proxy Statement.

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Compensation Committee

D. Paul Sparks, Jr. Chairman Michael G. Stewart C. Reynolds Thompson, III

Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board of Directors considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries. Based on these factors, the Board determined that all of the Compensation Committee members are independent.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer and make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and approves the Chief Executive Officer’s compensation. The Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and all other executive officers. The Chief Executive Officer is frequently asked to provide the Compensation Committee with the information it needs to perform these functions as well as to provide input and insights regarding each executive officer’s performance other than his own. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee appears on page 32 of this Proxy Statement.

In 2019, the Compensation Committee engaged Gressle & McGinley, a nationally recognized compensation consultant. Gressle & McGinley assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by Gressle & McGinley when reviewing the appropriate types and levels of compensation for the Company’s non-employee director compensation program. Information concerning the nature and scope of Gressle & McGinley’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement. The Compensation Committee has assessed the independence of Gressle & McGinley, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, the Compensation Committee has determined that Gressle & McGinley is independent and that their work has not raised any conflicts of interest.

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Ethics, Nominating and Corporate Governance Committee

C. Reynolds Thompson, III Chairman Elizabeth N. Pitman Michael G. Stewart

The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board of Directors; recommending the composition of the Board’s committees to the full Board of Directors; periodically reviewing the performance and effectiveness of the Board of Directors as a body; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.

The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, or employees. All director recommendations must be made during the time periods provided and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a formal policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.

The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee:

•  directors should possess the highest personal and professional ethics, integrity, and values;

•  directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business;

•  directors should be committed to representing the long-term interests of our stockholders;

•  directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and

•  directors should not serve on more than three boards of public companies in addition to our Board of Directors.

The Ethics, Nominating and Corporate Governance Committee also takes into consideration the diversity of its Board, including breadth of experience and the ability to bring new and different perspectives to the Board.

The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all eight of the incumbent directors for re-election to the Board of Directors. The entire Board of Directors approved such recommendation.

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Investment Committee

Edward K. Aldag, Jr. Chairman G. Steven Dawson R. Steven Hamner D. Paul Sparks, Jr.	The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, dispositions, developments, and leasing of healthcare facilities in which our aggregate investment is between $10 million and $50 million.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board of Directors, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com. We audit compliance with our Code of Ethics and Business Conduct Policy with each officer, director, and employee with a questionnaire that is required to be completed annually. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Ethics and Business Conduct applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Proxy Access Bylaw Provisions. In 2017, we amended our bylaws to provide for “proxy access” for our stockholders. The proxy access provision permits a stockholder (or a group of up to 20 stockholders) that has owned at least 3% of our outstanding common stock for at least three years to nominate, and include in our proxy materials, up to the greater of two directors or 20% of the directors then in office; provided that the stockholders and the nominees satisfy the requirements specified in our bylaws.

Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from stockholders.

We will provide, free of charge, hard copies of our Annual Report to Stockholders, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines, the charters of our Ethics, Nominating and Corporate Governance Committee, our Audit Committee, and our Compensation Committee, and our Code of Ethics and Business Conduct. All of these documents are also available on our website at www.medicalpropertiestrust.com.

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Corporate Responsibility

We are a global leading provider of real estate capital to hospitals, and the second-largest non-governmental owner of hospital beds in the United States. We are unique among REITs due to our exclusive focus on investing in hospital real estate. Our hospitals and our tenant operators provided high quality care to millions of patients in the United States and abroad in 2019. Domestically, this included more than 440,000 admissions, 840,000 adjusted admissions, two million ER visits and 250,000 surgeries.

We are committed to making a positive difference in the communities in which we operate, and we run, and encourage our tenant operators to run, all aspects of operations with environmental and social sustainability in mind.

Environmental Sustainability

We recognize the importance of environmental stewardship and we demonstrate our commitment to sustainability through initiatives at our corporate operations, development projects and to the extent possible our triple-net or absolute-net lease properties. Materially all of our leases are triple-net or absolute-net leases, which means our tenants have ultimate responsibility for deciding when and how to implement environmentally sustainable practices at the hospitals they operate.

Therefore, our environmental sustainability initiatives focus on environmental improvements to our corporate operations, environmental risk management in our development projects, and dialoging with our tenants to deliver environmental improvements across our hospital portfolio. To understand the operations of, and environmental improvements needed at, our facilities, we work closely with a third-party to conduct physical inspections of our facilities. We recognize that our operations generate waste and use energy which results in greenhouse gas emissions, and that these actions have an impact on the environment that we strive to reduce.

Corporate Operations

Our commitment to environmental protection and sustainability is confirmed in our company-wide environmental policy which can be found on our website: https://responsibility.medicalpropertiestrust.com/ Additionally, the following highlights reflect several environmental sustainability features at our corporate headquarters.

Energy Star Rated	122,533 kWH reduction in energy use	Increased Recycling Rates
corporate headquarters building in 2017 and 2018	through energy efficient lighting and other energy saving initiatives	through introducing recycling program across a number of waste streams

This year, we have established a formal Environmental, Social and Governance (“ESG”) Committee with responsibility for driving further environmental performance improvements across all aspects of our business. To ensure that we hold management accountable when it comes to fulfilling our sustainability commitments, we have incorporated ESG performance metrics into our executive compensation program.

Tenant Relationships

Key to our ability to deliver sector-leading growth are the deep, strategic relationships we establish with our tenants. Materially all of our leases are triple-net or absolute-net leases, which means our tenants have ultimate responsibility for deciding when and how to implement environmentally sustainable practices at the hospitals they operate. Our strong relationships with our tenants, and the work we do to support them and to promote environmental awareness for our tenants, have led to notable environmental improvements in operations across our portfolio.

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We actively engage with over 60% of our tenants regarding the environmental sustainability of their properties and operations. Initiatives include a dedicated sustainability section in our regular tenant questionnaires, specifically designed to encourage ongoing environmental performance improvement, and ongoing engagement meetings, during which sustainability initiatives are routinely discussed.

We undertake due diligence on all new and existing tenants, and evaluate environmental risks associated with all real estate investment transactions. In the event that our due diligence uncovers environmental contamination, we work with our tenants to mitigate any issues through:

◆	Prior owner or tenant remediation commitments in accordance with regulatory requirements;

◆	Property submission into a voluntary compliance or clean-up program;

◆	The use of environmental or other insurance policies as recommended by outside counsel and risk management firms; and

◆	The use of third-party firms that conduct physical inspections of our facilities to understand the operations and environmental improvements needed.

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SPOTLIGHT ON TENANT RELATIONSHIPS

Steward Health Care, Healthscope, Prime Healthcare Services, and LifePoint Health, together representing 66% of our portfolio’s revenue for the year ended December 31, 2019, are making investments to reduce their carbon footprint. Through our ongoing engagement with our tenants and as a result of our discussions regarding sustainability efforts, we are pleased to report the following environmental impact data:

Steward Health Care

By investing in various building improvements throughout their hospital portfolio (ventilation, plumbing, lighting etc.), Steward has been able to achieve:

◆   >15% annual energy savings;

◆   Over $3.75 million annual cost savings;

◆   Reduced electricity demands by 52 gigawatt-hours, which equates to taking 8,376 cars off the road for one year and by 8.5 million therms of natural gas, which equates to the sequestration of carbon dioxide by 1.2 million trees; and

◆   CO2 emission reduction of 86,278 metric tons in 2019.

Healthscope

Healthscope’s environmental initiatives are focused on energy- and water-efficient equipment, sustainable building design and development, education and training of staff on environmental practices, and waste minimization. Recent energy savings initiatives implemented by Healthscope include:

◆   Installed LED lighting at exits (Campbelltown Private Hospital);

◆   Replaced inefficient air-handling units and air-conditioning ductwork (Mount Hospital);

◆   Rollout of water-efficient shower heads and tapware (Campbelltown Private Hospital);

◆   Rolled out more efficient Central Sterile Service Department washers and sterilizers (Campbelltown Private Hospital); and

◆   Provided education and frequent reminders to staff in an effort to raise awareness to conserve power (such as switching off lights and computers).

Healthscope is included in the Dow Jones Sustainability Index and the FTSE4GOOD Index, which recognize leading sustainability performance.

Prime Healthcare Services

Prime Healthcare Services has been installing combustion-free, solid-oxide fuel cells to significantly lower energy usage including:

◆   600-kilowatt fuel cell installed at Chino Valley Medical Center in Chino, California, with annual energy cost savings of $360,000;

◆   250-kilowatt fuel cell installed at the data center at Centinela Hospital Medical Center in Inglewood, California, with annual savings of $122,000;

◆   742-kw solar photovoltaic panels installed over a parking lot at Desert Valley Hospital in Victorville, California, with annual energy cost savings of $358,000;

◆   Two fuel cell projects installed at other MPT-owned California locations, expected to save over $12 million over the length of the 20-year power purchase agreement; and

◆   Fuel cell projects expected to reduce carbon dioxide emissions over the life of the contracts by a total of 51 million pounds.

◆   Other energy-saving projects include:

◆   The addition of variable frequency water chillers and hot water heaters at a number of hospitals and related economizing steps, resulting in annualized cost savings of over $398,000; and

◆   The replacement of high-pressure sodium lighting in the parking lot at Providence Medical Center in Kansas City, Missouri, with new energy-efficient LED lighting, resulting in annualized cost savings of over $96,000.

LifePoint Health

LifePoint Health implemented a new energy management program:

◆   Comprehensive monitoring for energy consumption;

◆   The development of energy scorecards for each hospital location to monitor use for electricity and natural gas on a monthly basis;

◆   The identification of several energy reducing projects in 2019 including LED lighting, room ventilation schedule (RVS), retro-commissioning and revised design specifications for infrastructure projects to aide in more efficient equipment purchases; and

◆   Implementation of Greenhouse Gas reduction strategies that include equipment selection with a focus on efficiency, including steam systems, energy management controls and large cooling system components.

* All the information above is based on data provided to us by Steward Health Care, Healthscope, Prime Healthcare Services and LifePoint Health

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Climate Change Risk

As part of our commitment to environmental sustainability, we also consider climate change related risks to our business. Extreme weather and changes in precipitation and temperature as a result of climate change, could cause physical damage to, or a change in demand for, our properties. To mitigate these risks, we will continue to collaborate with our tenants and other relevant stakeholders to ensure we are sustainably managing our business and to minimize our impact on the environment.

Our Communities

We provide financial and volunteer support for private and public non-profit programs aimed at improving the communities we operate in and public health. Our efforts are coordinated by our Charity and Community Support Committee.

Our People

To support the growth of our business in 2019, we grew our team by 15%, creating 12 new professional investment roles in the United States. Today, we are a team of 89 professionals that is committed to providing a challenging and dynamic work environment and to supporting professional and personal growth and development needs.

◆   Our commitment to protecting the rights of our employees, and to keeping them safe, is confirmed in our company-wide human rights policy and health and safety policy which can both be found on our website: https://responsibility.medicalpropertiestrust.com/

◆   All employees are also required to adhere to the highest ethical standards, including those confirmed in our company-wide anti-bribery and corruption policy which can be found on our website: https://responsibility.medicalpropertiestrust.com/

◆   We offer a competitive benefits package and equal employment opportunities designed to help recruit and retain high-quality, motivated employees, and to ensure their health and security.

Competitive Employee Benefits

Top-of-the-line insurance coverages including Health, Secondary Health, Dental, Vision, and Life — individual coverage at no cost to employees

401(k) Plan with employer matching

Stock awards

Monthly Fitness Allowance for employees with gym memberships and/or training programs

Reimbursement for concierge physician

Employee Assistance Program at no cost to employee

Open, collaborative workspaces

Personnel development with manager to plan trainings and conferences, including off-site corporate retreats

Additional Paid Time Off day annually for charitable work

◆

We develop tailored professional development goals for every employee. We provide customized leadership training for employees who are moving into management roles, and we offer significant training and continuing education opportunities. We pay all expenses when employees attend continuing education courses in order to maintain their professional certifications. We also pay all expenses when employees attend seminars and workshops on topics related to their job responsibilities.

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◆

As part of our ongoing commitment to data privacy and security, we also conduct cybersecurity and security awareness training. This training is part of the employee onboarding process, and is scheduled quarterly for the entire MPT workforce.

◆

We engage legal experts to provide training sessions on matters pertaining to (i) harassment in the workplace, (ii) Family and Medical Leave Act basics, (iii) legal issues in interviewing, (iv) promoting diversity in the workplace and (v) discrimination, disability and documentation.

◆

We are firmly committed to providing equal opportunity in all aspects of employment and absolutely forbid discrimination against any person or harassment, intimidation or hostility of any kind, including on the basis of race, religion, color, sex, sexual orientation, sexual or gender identity, age, disability, national origin, military or veteran status, retaliation or any other characteristic or conduct that may be protected by applicable local, state or federal law. We provide regular training on anti-harassment policies.

◆	Our commitment to a diverse and inclusive workplace is demonstrated by the following:

For more information regarding our sustainability commitments, please go to the Responsibility section of our website: https://responsibility.medicalpropertiestrust.com/

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The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year that ended December 31, 2019.

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Independent Auditor

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2020. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2019 and 2018. The Board of Directors has approved the appointment of PwC as the Company’s independent registered public accounting firm for 2020 based on the recommendation of the Audit Committee.

Representatives of PwC are expected to participate in the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other auditing services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy that all audit and non-audit services to be performed by its independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved all services provided to us by PwC during the 2019 and 2018 calendar years.

The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:

	2019	2018

Audit Fees	$1,232,000	$1,073,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$1,232,000	$1,073,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

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Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website. The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with generally accepted accounting principles in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019, were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 1301, as amended (“AS No. 1301”), as adopted by the PCAOB. AS No. 1301 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence, and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with GAAP, or that PwC is, in fact, independent.

Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2019, be included in the Company’s 2019 Annual Report on Form 10-K for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

G. Steven Dawson (Chairman)	D. Paul Sparks, Jr.	C. Reynolds Thompson, III

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The Company asks that you indicate your support for our named executive officer compensation as described in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and related disclosures beginning on page 20 of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is required pursuant to Section 14A of the Exchange Act. While the say-on-pay vote is advisory and therefore non-binding on the Company, the Board of Directors or the Compensation Committee, it gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Our Board of Directors and Compensation Committee members take the views of our stockholders seriously and take these views into consideration when making executive compensation decisions. This vote is not intended to address any specific item of compensation but rather the overall compensation of our executive officers and the policies and practices described in this Proxy Statement. We conduct an annual, non-binding say-on-pay vote consistent with the recommendation of a majority of our stockholders expressed by vote at our 2017 annual meeting of stockholders.

The Board of Directors and the Compensation Committee will review the voting results of this advisory say-on-pay vote and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote on the proposal will be required for approval.

As we describe in further detail in the CD&A, we believe that the experience, abilities and commitment of our executive officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders and align our executives’ long-term interest with the interests of our stockholders. The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.

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Executive Summary

Our Unique Business Model

Medical Properties Trust is a multi-faceted organization that acquires and develops healthcare facilities and leases the facilities to healthcare operating companies under long-term net leases. Unlike many other equity REITs, both in the healthcare and other REIT sectors, our operations also include financing activities whereby we selectively make loans to healthcare operations collateralized by their real estate assets. This makes our Company quite unique and requires our executives to have expertise both within the real estate industry and the medical industry in order to effectively manage our complex operations. We also operate on a global scale with properties in eight countries and a diversified geographic footprint in the U.S. spanning 34 states.

2019 Performance Highlights

◆	2019 was a transformative year for the Company with record growth and strong operational and market performance, including the following achievements:

Record Earnings $557 Million Normalized FFO(1)	$4.5 Billion in Closed Acquisitions	39% Total Shareholder Return (2)

Approximately $3.0 Billion In Stockholder Value Creation	$18 Billion Total Capitalization (80% growth)	28th Largest out of 164 REITs (3)

◆

Total shareholder return outperformed the SNL US REIT Healthcare Index and the broader REIT and general industries(4) over the one-year, three-year and five-year periods, with cumulative returns since 2014 significantly outperforming each of these indices

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◆	Improved portfolio diversification and decreased exposure to our largest operator

41 Operators accounting for 95% of Assets (vs. 30 in 2018)	35% Decrease in exposure to our largest operator (5)

(1)	See Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of non-GAAP financial measures and GAAP reconciliation.

(2)	Source: S&P Global Market Intelligence as of December 31, 2019.

(3)	Source: KeyBanc Capital Markets; rank out of 164 REITs based on Enterprise Value.

(4)	Healthcare REITs is based on the SNL U.S. Healthcare REIT Index and broad REIT Industry is based on SNL U.S. REIT Equity Index.

(5)	Steward Health Care accounted for 24.5% of total pro-forma gross assets at December 31, 2019 (vs. 38% at year-end 2018). See Form 10-K for the year ended December 31, 2019.

Stockholder Engagement

History of strong approval of say-on-pay votes. Approximately 92% of the shares present and entitled to vote at our 2019 annual meeting were cast in favor of the 2019 say-on-pay proposal. Our say-on-pay support has exceeded 92% support in each of the past four years.

Proactive engagement and transparency. Despite the continued support for our say-on-pay proposal we continue to monitor and review our compensation program to ensure that it reflects best practice and takes into account the views of our stockholders. We actively engage with our stockholders in person and telephonically, to ensure that they are fully informed about our executive compensation policies. These meetings are led by our Compensation Committee Chair or our Lead Independent Director and are not attended by our CEO. In the past four years, we have held discussions regarding our compensation program with approximately 40% to 50% of our stockholders.

Review:   Review results from the Annual Meeting to inform the framework of our annual compensation review process

Analyze:  Monitor market trends and review compensation policy based on governance trends and stockholder feedback (e.g., benchmarking levels and structural considerations)

Engage:   Engage with stockholders regarding the core structure and elements of our executive compensation

Implement:  Implement and adjust compensation program based on feedback from stockholders and current market and governance standards

File:    Publish annual proxy statement and prepare for Annual Meeting of stockholders

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Evolving compensation program. Based on our discussions with stockholders, we have implemented various improvements to our compensation program in the last several years

Modified Cash Bonus Program with a Majority of Cash Bonus Based on Objective Performance Criteria

› Streamlined annual cash incentive measures and clarified rationale for metrics including the benefit to stockholders

› Established rigorous and objectively measured performance goals tied to the business goals and aggressive growth of the Company

› Reduced the discretionary portion of annual cash incentives from 35% to 20%

Tied a Significant Portion of Equity Compensation to Operational and TSR Performance

› Restructured performance-based equity awards to balance both short-term and long-term total return goals and incorporated operational metrics that are key to driving long-term stockholder value

› For 2019, the majority of equity awards (approximately 63%) were at-risk and vest based on one-year and three-year operational performance metrics, which are further subject to a positive or negative adjustment based on relative TSR performance

Committed to Strong Corporate Governance

› Adopted anti-hedging and anti-pledging policies for NEOs, directors and employees

› Implemented a clawback policy that applies to both cash and equity compensation

› Established executive stock ownership guidelines, including a minimum of 6x base salary for the CEO

› Refined peer group identification methodology to identify peers with size and operations closer in proximity to the Company

› Committed to eliminate multi-year evergreen, single-trigger change of control and excise tax gross-up provisions from future employment agreements (no such provision have been included in Company contracts since 2003)

› Increased Board gender diversity with the appointment of one additional female director

Dedicated to Strong Corporate Responsibility

› Established a formal Environmental, Social and Governance (“ESG”) Committee and incorporated an ESG performance measure in our executive compensation program

› Implemented Company-wide environmental initiatives and actively engaged with our tenants and developers on ESG-related matters

› Committed to our employees and communities to support professional development and maintain a diverse and inclusive workplace

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Compensation Philosophy, Design and Process

Our executive compensation program is designed to drive and reward performance. Given our unique business model, investor profile and global reach, it is also critical that we attract and retain high caliber executives with the skills necessary to successfully manage our scope of operations. We place significant value on tying our executives’ compensation to our long-term value creation for our stockholders, while balancing both short-term performance and retention, which we achieve through incorporating both a fixed component (e.g., base salary) and a variable component that is tied to both short-term and long-term goals in our compensation program. We believe that our current executive compensation program represents a balanced and strategically-aligned pay-for-performance program as demonstrated by the following:

◆

Approximately 64% of our CEO’s compensation is variable and directly tied to the achievement of operational and financial performance, because we value the clarity of formulas that tie compensation to stockholder returns in the long-term. However, because stockholder returns are affected by factors beyond management’s control, we also use pay elements tied to individual and business achievements and, our annual cash and long-term equity-based awards helped play this role

◆

The majority of our equity awards (at least 63% for all NEOs) are at-risk performance-based stock awards earned based on the achievement of operational goals and subject to adjustment based on relative TSR, with the remainder granted in time-based stock awards that are subject to the same stock price fluctuations as our stockholders. This approach reflects our understanding that our investors value equity-based compensation to align our executives’ interests with those of our stockholders

◆

Less than 10% of our CEO’s compensation is guaranteed in the form of base salary, which plays a recruiting and retention role, because we can neither wait for the long-term to arrive before compensating our people nor incentivize a risky swing-for-the-fences strategy

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How We Determine Executive Compensation

Compensation Committee	Compensation Consultant	Management
Provides independent oversight and final approval with respect to executive compensation matters	Provides guidance to the Compensation Committee on compensation matters including benchmarking for pay levels, pay practices and governance trends	Provides additional information as requested by the Compensation Committee

Assesses corporate and individual performance as it relates to actual compensation for our NEOs	Assists with peer group selection and analysis	CEO provides input on individual performance for other NEOs and achievements relating to strategic non-financial business goals

Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Reviews and advises on recommendations, plan design and measures

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of our NEOs. The Compensation Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

•	Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash bonus plan and performance-based equity awards;

•	Evaluating the performance of our executive officers in light of these goals and objectives;

•	Evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer; and

•

Approving any changes to each of our executive’s total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.

In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the Compensation Committee has engaged an independent executive compensation consultant, as described below.

Peer Group Data

We use peer group data to ensure that our compensation program remains both appropriate and competitive in relation to those companies with whom we most directly compete for talent and business opportunities, among other things. Constructing an appropriate peer group requires various considerations as no singular company or industry fully captures the scope of our operations. In particular, the complexities faced by our Company as a result of our global operations and the expertise required of our executives given our specialized assets presents a unique challenge in developing an appropriate peer group.

On an annual basis, we review our peer group to ensure the overall composite reflects an appropriate competitor set. Accordingly, we reviewed our peer group based on the following criteria:

◆	Size: REITs within an appropriate size range relative to our Company (i.e., 0.5x to 2.0x) such that MPW would be at the approximate median of the peer group

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◆	Global: Companies with a global presence that reflects the same complexities faced by our global operations

◆

Healthcare Expertise: REITs that primarily invest in medical properties and/or healthcare assets whose executives require expertise in the healthcare/medical sector and appropriate healthcare companies with whom we directly compete for talent

◆	Specialized REITs: REITs with specialized assets that require executives to have knowledge of the underlying assets

◆	Net Lease REITs: REITs with a significant portion of properties leased on a triple-net basis

Given the Company’s substantial growth in 2019 (increased in size by approximately 80%) and further expansion internationally, the Compensation Committee reevaluated the constituents of the 2018 peer group based on the criteria above and determined that certain adjustments were necessary in order to maintain an appropriate competitor set that represents the Company’s larger size and more complex scope of operations. The Company carefully selected the peer group to include the most similar competitors based on size and asset holdings, so that comparisons of our compensation structure to such peers would be meaningful.

Based on the approved peer group for 2019, Medical Properties approximates the 75th percentile based on implied equity market capitalization and includes the following companies (ranked by implied equity market capitalization):

Company(1)	Implied Equity Market Cap (2)	Industry	Size	Global	Healthcare Expertise	Specialized REIT	Net Lease REIT
Ventas, Inc.	$21,698.5	Health Care REIT	◆	◆	◆
Alexandria Real Estate Equities, Inc.	18,606.1	Office REIT	◆	◆		◆	◆
Healthpeak Properties, Inc.	17,672.7	Health Care REIT	◆	◆	◆
Vornado Realty Trust	13,588.1	Office REIT	◆			◆
Universal Healthcare Services, Inc.	12,438.4	Health Care Facilities	◆	◆	◆
Medical Properties Trust, Inc.	10,928.4	Health Care REIT	◆	◆	◆	◆	◆
Omega Healthcare Investors, Inc.	9,847.1	Health Care REIT	◆	◆	◆		◆
Gaming and Leisure Properties, Inc.	9,242.6	Casino REIT	◆			◆	◆
Iron Mountain Incorporated	9,156.2	Specialty REIT	◆	◆		◆
Kilroy Realty Corporation	9,064.5	Office REIT	◆			◆
Douglas Emmett, Inc.	8,927.9	Office REIT	◆			◆
SL Green Realty Corp.	7,668.3	Office REIT	◆			◆
CyrusOne Inc.	7,510.9	Specialty REIT	◆	◆		◆
Encompass Health Corporation	6,830.0	Health Care Facilities	◆		◆
Healthcare Trust of America, Inc.	6,388.7	Health Care REIT	◆		◆		◆
EPR Properties	5,542.6	Diversified REIT	◆	◆		◆	◆

(1)

Based on the selection criteria above, Healthcare Realty Trust Incorporated, Hudson Pacific Properties, Inc., LifePoint Health Inc. (acquired), National Retail Properties, Inc., Regency Centers Corporation, Sabra Health Care REIT, Inc., Select Medical Holdings Corporation and Uniti Group Inc. were removed from the peer group; and Ventas, Inc., Vornado Realty Trust, Universal Healthcare Services, Inc., Kilroy Realty Corporation, Douglas Emmett, Inc. and SL Green Realty Corp. were added to the peer group

(2)	All financial data in $ millions per S&P Global Market Intelligence as of December 31, 2019

During 2019, the Compensation Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Compensation Committee does not adhere to a specific formula nor

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does it target a certain percentile of compensation relative to the peer group, it does take into account peer group compensation levels to assess the competitiveness of each NEO’s overall compensation, while also considering factors such as size, scope of operations and our relative performance, as appropriate.

Role of the Compensation Consultant

In 2019, the Compensation Committee retained Gressle & McGinley, LLC, a nationally recognized compensation consulting firm (the “Compensation Consultant” or “Gressle & McGinley”). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of Gressle & McGinley attended meetings of the Compensation Committee and communicated with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Compensation Committee. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends and corporate governance matters. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee has determined, based on a review of relevant factors, that Gressle & McGinley is independent and that their work has not raised any conflict of interests. The Compensation Committee also closely examines the safeguards and steps that Gressle & McGinley takes to ensure that its executive compensation consulting services are objective.

Other than advising the Compensation Committee as described above, Gressle & McGinley did not provide any other services to the Company in 2019.

Role of the Chief Executive Officer

Although executive compensation determinations are ultimately made by the Compensation Committee, the CEO provides additional information to assist the Committee in evaluating and determining executive compensation and provides input on each executive officer’s performance, other than his own.

Elements of Pay

Base Pay

Base pay represents fixed cash compensation intended to attract and retain talent and is generally determined based on a review of individual experience, performance, internal pay equity considerations and peer group base pay levels. Although base pay levels are only adjusted periodically, the Compensation Committee reviews levels annually.

The following chart sets forth 2019 base salaries for our NEOs, which remained the same as 2018 base salaries.

Named Executive Officer	2019 Base Salary

Edward K. Aldag, Jr.	$1,000,000

R. Steven Hamner	$600,000

Emmett E. McLean	$550,000

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Annual Cash Bonus Plan

During 2019, our named executive officers were eligible to receive an annual cash incentive bonus subject to the achievement of specific pre-determined performance goals. Each NEO’s cash bonus is based on a threshold, target, and maximum amount that is expressed as a percentage of base salary. For 2019, our NEOs cash bonus opportunities remained the same as 2018 cash bonus opportunities and such opportunities as a percent of base salary were as follows:

Named Executive Officer	Threshold	Target	Maximum

Edward K. Aldag, Jr.	100%	150%	225%

R. Steven Hamner	50%	100%	175%

Emmett E. McLean	50%	100%	175%

The cash bonus plan metrics are reviewed annually by the Compensation Committee to ensure continued alignment with our strategic goals for the upcoming year. These metrics may include near-term transactions and strategies that will ultimately result in profitable growth and a strong balance sheet in the long run. Hurdles for these metrics are generally based on our publicly-disclosed guidance and are set at challenging levels that are achievable with significant effort and skill. The 2019 cash bonus plan metrics are set forth in the following chart:

Performance Metric	Weighting	Threshold	Target	Maximum	2019 Results

Normalized FFO Per Share Growth Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis; mitigates the risk of non-profitable acquisitions or other low quality growth.	50%	$1.37	$1.44	$1.48	$1.48*

The Compensation Committee established the target at the midpoint of the estimated range of normalized FFO that we publicly disclosed in early 2019. This goal was intended to be challenging and difficult and represented an increase over 2018 goals. After adjustments for Board-approved strategic acquisitions of $4.5 billion and raising appropriate debt and equity, we achieved normalized FFO of $1.48 per share.

Debt/EBITDA Ratio Motivates management to execute plan to maintain appropriate leverage	20%	5.7x	5.5x	5.3x	5.25x*

The 5.5x target ratio of net debt to EBITDA was established based on our historical strategies and debt levels as publicly disclosed during recent years. We met the maximum debt / EBITDA goal after we successfully maintained appropriate leverage following a meaningful reduction in 2018.

G&A as a Percentage of Adjusted Revenue Encourages the effective management of costs including those relating to compensation	10%	9.5%	9.0%	8.5%	8.5%*

Targets were established at appropriate levels based on historical benchmarks and consistent with industry expectations. We continued to effectively manage cost in 2019 relative to revenue (adjusted to include our pro rata portion of similar revenues in our five real estate joint venture arrangements), achieving the maximum goal.

Qualitative Performance Review Represents indicators of the executive’s success in fulfilling his responsibilities to the Company and in executing its strategic business plan.	20%	Compensation Committee Discretion			Maximum

See below for additional detail on the Compensation Committee’s review of qualitative performance

*	As adjusted for normalized transactions.

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The Compensation Committee also assessed qualitative performance of the Company and of each NEO, which accounts for only 20% of the overall bonus. Based on its assessment of the CEO’s and other NEOs’ qualitative performance for 2019, whose performance is most directly tied to the Company’s overall financial and operational accomplishments, the Committee determined that the CEO’s qualitative component was earned at maximum based on the following key considerations:

•	MPT delivered market leading TSR performance in 2019, including a 39% return that outpaced the overall healthcare REIT sector by 1,700 bps.

•

Closed on $4.5 billion in immediately accretive acquisitions in the United States, United Kingdom, Germany, Switzerland, Australia, Spain and Portugal, further improving the Company’s already diversified global geographic footprint, improving our tenant diversification and extending our lease and loan maturity schedule.

•

Expanded sources of debt and equity to help fund these new investments, including raising $2.5 billion in common equity, received proceeds of $837 million from an Australian term loan facility, raised £1.0 billion in an inaugural Sterling bond issue with staggered maturities and completed $900 million in unsecured note offerings.

2019 cash bonuses remained flat over 2018 amounts:

Named Executive Officer	2019 Actual Bonus ($)	2018 Bonus ($)	% Change

Edward K. Aldag, Jr.	2,250,000	2,250,000	0%

R. Steven Hamner	1,050,000	1,050,000	0%

Emmett E. McLean	962,500	962,500	0%

Annual Equity Awards

Equity compensation is a critical component of our executive compensation program that directly aligns our NEOs’ long-term interests with our stockholders and provides additional retention for our executives. We use a balanced approach to equity compensation by granting a combination of both time-based equity awards and performance-based equity awards, with the majority of the awards (approximately 63%) vesting contingent on performance and 100% at-risk. The time-based portion of the award is intended to promote retention, while also subjecting our executives to the same market fluctuations faced by our stockholders. The performance-based awards are designed to incentivize performance in both the long-run and short-run. The awards are earned subject to the achievement of three-year goals, while also allowing a portion of the award to be earned subject to the achievement of one-year goals (maximum of 1/3 of the award). The awards are structured this way in order to align management with both the long-tem and short-term goals of the Company.

In 2019, our NEOs were granted time-based shares that vest ratably over three years as follows:

Named Executive Officer	Annual Time-Based Shares (#)	Grant Date Fair Value ($)

Edward K. Aldag, Jr.	266,542	5,166,717

R. Steven Hamner	133,271	2,583,358

Emmett E. McLean	90,283	1,702,438

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The following chart provides the target number of performance shares for our NEOs in 2019, as well as the aggregate grant date fair value of such awards, which reflects an increase over 2018 amounts based on the Compensation Committee’s assessment of our NEOs’ overall compensation levels compared to our peer group given the Company’s industry-leading TSR performance and the fact that the grant date stock price significantly increased year-over-year.

Named Executive Officer	Target Number of ROE Shares (#)	Target Number of EBITDA Shares (#)	Target Number of Acquisition Shares (#)	Aggregate Grant Date Fair Value ($)

Edward K. Aldag, Jr.	186,916	186,916	93,458	8,738,092

R. Steven Hamner	93,458	93,458	46,729	4,369,047

Emmett E. McLean	84,113	84,113	42,057	3,932,188

The 2019 performance-based equity awards can be earned based on the following goals set by the Compensation Committee, which are designed to be consistent with our strategic plan which includes both long-term and annual goals:

	ROE (1)	2019 EBITDA (in millions) ($)	2021 EBITDA (in millions) ($)	2019 Acquisitions (in millions) ($)	2021-Three Year-Acquisitions (in millions) ($)	Relative TSR vs. the SNL US REIT Healthcare Index (1)

Maximum (200%)	13.5%	735	840	1,000	3,000	75th Percentile

Target (100%)	13.0%	700	800	750	2,250	55th Percentile

Threshold (50%)	12.5%	680	750	500	1,500	35th Percentile

(1)	Goals for the annual and three-year performance periods are the same

(2)

For 2019, our actual performance exceeded the maximum goals, which represents only one-third of the total award. The remaining two-thirds of the award is eligible to be earned at the end of the three-year performance period

The award is measured over the three-year performance period and earned based on the three-year performance goals as listed above, which is subject to a relative TSR modifier such that any earned shares will be multiplied by 75% for threshold relative TSR performance and 125% for maximum relative TSR performance. One-third of the target award may be earned based on the the 2019 results as shown above, which are also subject to a relative TSR modifier and additional time-based vesting.

How Annual Equity Awards Were Determined for 2019

The Compensation Committee determined the amount of equity awards granted to the NEOs in 2019 by evaluating the Company’s operational and stock performance, both on an absolute basis and relative to its peers. The Compensation Committee further considered the Company’s extraordinary and historic performance in 2019 as well as its sustained outperformance over a multi-year period including the following accomplishments:

•	Delivered market leading TSR performance, not only in 2019, but also over the longer term generating significant value for our stockholders while outperforming the market:

›	1-Year TSR – Our TSR was +39% in 2019, outperforming the healthcare REIT sector (21.5%), broader REIT industry (28.5%) and the Russell 3000 (31%).

›	5-Year TSR – Our TSR was +115% since 2015, which meaningfully outpaced the healthcare REIT sector (29%), broader REIT industry (49%) and the Russell 3000 (70%).

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›	Since IPO TSR – Our TSR was +511% since our IPO in July 2005, which significantly outpaced the healthcare REIT sector (319%), broader REIT industry (218%) and the Russell 3000 (263%).

•	Significantly transformed the size and complexity of the Company including increasing our total enterprise value by approximately 80% with MPT now the 28th largest publicly-traded REIT.

•	Achieved record-breaking earnings of $557 million of Normalized FFO[1]

•

Successfully executed our long-term strategic plan, including closing on $4.5 billion in immediately accretive acquisitions that expanded our global geographic footprint and improved our tenant diversification.

Other Benefits

We maintain a 401(k) Retirement Savings plan and annually match 100% of the first 3% of pay contributed, plus 50% of the next 2% of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for the NEOs and their families. Each of our NEOs has an employment agreement with us pursuant to which certain other benefits are provided to them. The material terms of each such employment agreement are set forth under “Employment Agreements with Named Executive Officers” below.

Other Aspects of Our Executive Compensation Program

Equity Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to executive officers. Failure to meet the ownership levels, or show sustained progress towards meeting them, may result in payment to the directors and executive officers of future compensation in the form of equity rather than cash.

With respect to our executive officers and non-employee directors, the guidelines require ownership of shares of our common stock, including vested and unvested common stock, within five years of becoming an executive officer or three years after he or she initially joins the Board, with a value equal to the following multiple of base salary (or annual fee for the non-employee directors):

Title	Multiple of Base Salary / Annual Fee	Compliance with Guidelines

Chairman, Chief Executive Officer and President	6x	Yes

Executive Vice Presidents (including CFO and COO)	4x	Yes

Non-Employee Directors	3x	Yes

*

All of our non-employee directors and NEOs as of March 20, 2020 met the equity ownership guidelines, except for Ms. Pitman and Ms. Mozingo, who each have three years from their initial election to the Board to reach compliance.

Clawback Policy

In February 2013, the Board adopted a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) in

[1]	Please see Item 7 of the 2019 Form 10-K for a discussion of non-GAAP financial measures and a reconciliation to our GAAP earnings.

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the event the Company is required to restate its financial statements due to the material noncompliance of the Company with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud or gross negligence.

Each executive officer who is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for incentive awards made to that executive officer after January 1, 2013, that would not have been made if the restated financial measures had been reported initially.

No Hedging or Pledging

The Company maintains an internal “Insider Trading Policy” that is applicable to our executive officers and directors. Among other things, the policy prohibits any employee of the Company (including directors or executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls, options or other derivative securities based on the Company’s securities, (ii) engaging in hedging or monetization transactions (which allow a stockholder to continue to own the covered securities, but without the full risks and rewards of ownership) and (iii) pledging the Company’s securities as loan collateral.

Other Practices with Regard to Equity Awards and Purchases and Sales of Shares

The Compensation Committee determines the number of shares underlying grants of restricted stock awards and the executive officers who will receive such awards. All NEOs must receive prior authorization for any purchase or sale of our common stock.

We have never granted stock options to our executive officers, and we have not granted any options since those granted to our initial directors in 2004.

Compensation Risk Assessment

During 2019, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that compensation methods do not incentivize our executives to make decisions that, while creating apparent short-term financial and operating success, may in the longer term result in future losses and other value depreciation.

After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation policies and practices do not encourage excessive risk taking nor create any risks that would be reasonably likely to have a materially adverse effect on the Company, and it believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

•

Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking.

•	Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

•	A significant portion of each executive’s compensation is tied to the future stock performance of the Company.

•	Stock compensation and vesting periods for stock awards designed to encourage executives to focus on sustained stock price appreciation.

•	A mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company and its stockholders.

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Section 162(m) Policy

Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2019, the IRS issued proposed Treasury Regulations under Section 162(m) (the “Proposed Regulations”) that overturn the guidance in the private letter rulings and apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Proposed Regulations would apply to all compensation deductible in tax years ending on or after December 20, 2019 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. This guidance under the Proposed Regulations represents a significant and unexpected change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

While we continue to assess the impact of Section 162(m) of the Code and the Proposed Regulations on our compensation arrangements, the Board of Directors and the Compensation Committee believe that stockholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee have considered the potential effects of Section 162(m) of the Code and the Proposed Regulations on the compensation paid to our named executive officers, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

D. Paul Sparks, Jr. (Chairman)	Michael G. Stewart	C. Reynolds Thompson, III

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Summary Compensation Table

The amounts in the table below are a summary of the components of compensation our NEOs received in the last three years:

	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Edward K. Aldag, Jr. Chairman, Chief Executive Officer and President	2019	1,000,000	450,000	13,904,809	(3)	1,800,000	98,627	(4)	17,253,436
	2018	1,000,000	450,000	9,854,642		1,800,000	108,623		13,213,265
	2017	950,000	190,000	4,628,185		1,710,000	129,486		7,607,671
R. Steven Hamner Director, Executive Vice President, Chief Financial Officer	2019	600,000	210,000	6,952,405	(3)	840,000	61,247	(5)	8,663,652
	2018	600,000	210,000	4,927,321		840,000	70,359		6,647,680
	2017	575,000	86,250	2,314,099		776,250	54,046		3,805,645
Emmett E. McLean Executive Vice President, Chief Operating Officer and Secretary	2019	550,000	192,500	5,634,626	(3)	770,000	61,467	(6)	7,208,593
	2018	550,000	192,500	4,434,590		770,000	69,622		6,016,712
	2017	525,000	78,750	2,082,687		708,750	75,693		3,470,880

(1)	Reflects the cash bonus earned by our named executive officers for the applicable year based on a qualitative review of individual performance by the Compensation Committee.

(2)	Reflects the cash bonus earned by our named executive officers for the applicable year based on the achievement of specified corporate goals.

(3)

Represents the aggregate grant date fair value of restricted stock awards, calculated in accordance with FASB ASC Topic 718. For awards subject to performance-based vesting conditions, the value reported reflects the fair value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for these performance awards was $8,738,092; $4,369,047; and $3,932,188 for Messers. Aldag, Hamner, and McLean, respectively. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, is $21,845,231; $10,922,617; and $9,830,471 for Messrs. Aldag, Hamner, and McLean, respectively. Assumptions used in the calculation of these amounts are included in Note 7 of the Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K.

(4)

Represents $11,200 in Company 401(k) match, $12,922 health insurance, $12,000 automobile allowance, $11,109 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $48,084 for the cost of life insurance. These additional benefits include $25,068 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(5)

Represents $11,200 in Company 401(k) match, $12,922 health insurance, $9,000 automobile allowance, $6,001 for the cost of tax preparation and financial planning, and $22,124 for the cost of life insurance. These additional benefits include $10,505 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(6)

Represents $11,200 in Company 401(k) match, $6,985 health insurance, $9,000 automobile allowance, $9,540 for the cost of tax preparation, $700 for the cost of disability insurance, and $24,042 for the cost of life insurance. These additional benefits include $14,222 to reimburse Mr. McLean for his tax liabilities associated with such payments.

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Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2019. For further detail regarding each of these awards, see “Compensation Discussion and Analysis—Elements of Pay.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Edward K. Aldag, Jr.	1/23/2019	800,000	1,200,000	1,800,000

	1/23/2019										118,232	(3)	2,053,690

	1/23/2019				175,234	(4)	467,290	(4)	1,168,225	(4)			8,738,092

	12/31/2019										148,310	(5)	3,113,027

R. Steven Hamner	1/23/2019	240,000	480,000	840,000

	1/23/2019										59,116	(3)	1,026,845

	1/23/2019				87,617	(4)	233,645	(4)	584,113	(4)			4,369,047

	12/31/2019										74,155	(5)	1,556,513

Emmett E. McLean	1/23/2019	220,000	440,000	770,000

	1/23/2019										53,205	(3)	924,171

	1/23/2019				78,856	(4)	210,283	(4)	525,708	(4)			3,932,188

	12/31/2019										37,078	(5)	778,267

(1)	Represents cash incentive compensation which was earned based upon achievement of specified corporate goals.

(2)	Represents awards of performance-based restricted stock. Dividends are not paid on performance-based awards until the award is earned.

(3)

Represents the annual time-based restricted stock awards that will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was $17.37 per share. Eligibility to receive dividends on the time-based stock awards starts on the date of grant.

(4)

Represents 2019 ROE, EBITDA and Acquisitions awards which are earned based on the Company’s achievement of specific one-year and three-year ROE, EBITDA and Acquisitions goals from January 1, 2019 to December 31, 2021. The awards are also subject to a relative TSR modifier for the respective performance periods which can increase/decrease the number of shares earned by up to 25% multiplicatively. The grant date fair value of these awards is $18.70 per share.

(5)

Represents the extraordinary performance restricted stock awards that vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was $20.99 per share. Eligibility to receive dividends on the time-based stock awards starts on the date of grant.

34    Proxy Statement and Notice of 2020 Annual Meeting

Outstanding Equity Awards as of December 31, 2019

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2019. Market values are based on a price of $21.11 per share, the closing price of our common stock on December 31, 2019.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward K. Aldag, Jr.	–	–	–	–	–	754,076(1)	15,918,544	1,562,829(4)	32,991,320

R. Steven Hamner	–	–	–	–	–	378,894(2)	7,998,452	781,417(5)	16,495,713

Emmett E. McLean	–	–	–	–	–	307,761(3)	6,496,835	703,278(6)	14,846,199

(1)

238,190 shares were vested on January 1, 2020. 52,322 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2021. 219,550 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2022. 95,704 shares vest on January 1, 2021. 148,310 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2023.

(2)

120,027 shares were vested on January 1, 2020. 26,157 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2021. 109,773 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2022. 48,782 shares vest on January 1, 2021. 74,155 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2023.

(3)

106,230 shares were vested on January 1, 2020. 23,548 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2021. 98,795 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2022. 42,110 shares vest on January 1, 2021. 37,078 shares vest in equal quarterly installments from April 1, 2020 through January 1, 2023.

(4)

800,069 shares were earned and vested on January 1, 2020. 339,421 shares of the 2017 Absolute TSR Award*, 111,814 shares of the 2018 Performance Award^ and 311,525 shares of the 2019 Performance Award** remain unearned.

(5)

400,040 shares were earned and vested on January 1, 2020. 169,710 shares of the 2017 Absolute TSR Award*, 55,905 shares of the 2018 Performance Award^ and 155,762 shares of the 2019 Performance Award** remain unearned.

(6)

360,036 shares were earned and vested on January 1, 2020. 152,739 shares of the 2017 Absolute TSR Award*, 50,315 shares of the 2018 Performance Award^ and 140,188 shares of the 2019 Performance Award** remain unearned.

*

The 2017 Absolute TSR Award has three performance periods as follows: January 1, 2017 through December 31, 2019, January 1, 2017 through December 31, 2020, and January 1, 2017 through December 31, 2021. Depending on TSR, shares can be earned up to 100%. Earned shares then vest on the January 1 immediately following the date on which the shares are earned. If TSR is 27% or greater for the period ending December 31, 2019, 30% of the award is earned and will vest on January 1, 2020. If TSR is 36% or greater for the period ending December 31, 2020, a maximum of 30% of the award is earned and will vest on January 1, 2021. If TSR is 45% or greater for the period ending December 31, 2021, 100% of the award or the remaining unearned shares are earned and will vest on January 1, 2022.

^

The 2018 Performance Award is based on the achievement of ROE, EBITDA and Acquisitions goals over a three-year period with the ability to earn up to one-third of the award based on one-year goals. Any earned shares are subject to a relative TSR modifier (based on one-year TSR for the any shares earned based on one-year goals and three-year TSR for the majority of the award based on three-year goals) that can increase or decrease the award up to 25%. Up to 1/3 of the shares of the EBITDA award may be earned if EBITDA is $740 million in one year with 100% of shares earned if EBITDA is $800 million in the third year of the performance period. Up to 1/3 of the shares of the ROE award may be earned if ROE is 13% in one year with 100% of shares earned if ROE is 13% for the three-year performance period. Up to 1/3 of the shares of the Acquisitions award may be earned if Acquisitions is $750 million in one year with 100% of shares earned if Acquisitions is $2.25 billion for the three-year performance period. Any earned shares will vest on the January 1 immediately following the date on which the shares are earned.

**

The 2019 Performance Award is based on the achievement of ROE, EBITDA and Acquisitions goals over a three-year period with the ability to earn up to one-third of the award in 2019 based on one-year goals. Any earned shares are subject to a relative TSR modifier (based on one-year TSR for the any shares earned based on one-year goals and three-year TSR for the majority of the award based on three-year goals) that can increase or decrease the award up to 25%. Up to 1/3 of the shares of the EBITDA award may be earned if EBITDA is $700 million in one year with 100% of shares earned if EBITDA is $800 million in the third year of the performance period. Up to 1/3 of the shares of the ROE award may be earned if ROE is 13% in one year with 100% of shares earned if ROE is 13% for the three-year performance period. Up to 1/3 of the shares of the Acquisitions award may be earned if Acquisitions is $750 million in one year with 100% of shares earned if Acquisitions is $2.25 billion for the three-year performance period. Any earned shares will vest on the January 1 immediately following the date on which the shares are earned.

Proxy Statement and Notice of 2020 Annual Meeting    35

Option Exercises and Stock Vested

The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2019. The “Value Realized on Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward K. Aldag, Jr.	–	–	611,894	10,278,212

R. Steven Hamner	–	–	309,949	5,217,267

Emmett E. McLean	–	–	273,438	4,590,361

Employment Agreements with Named Executive Officers

Our three founders have employment agreements that were negotiated to market standards upon our initial equity offering 16 years ago in 2004. Below we describe the terms of these agreements. Because certain market standards have evolved in recent years, we will not enter into any new contracts that include a multi-year evergreen term, single-trigger change of control provisions, or excise tax gross up provisions.

We have employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. These agreements provide that each NEO agrees to devote substantially all of his business time to our operation. The employment agreement for each of the NEOs provides for an initial three-year term, which is automatically extended for successive one year periods, unless either party gives notice of non-renewal as provided in the agreement.

The executive employment agreements provide for an annual physical at the Company’s expense, a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The NEOs are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the consumer price index (“CPI”) for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on these life insurance premium reimbursements. The NEOs are also reimbursed for the cost of their disability insurance premiums.

The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.

The employment agreements with the NEOs provide for contractual severance benefits and accelerated vesting of equity grants in the event of a change of control, which we believe are common in the REIT industry, are designed to reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction or fear of job loss in the face of an actual or threatened change of control and to ensure that our management is motivated to negotiate the best merger consideration for our stockholders.

36    Proxy Statement and Notice of 2020 Annual Meeting

If the NEO’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined but not yet paid, and other existing obligations. If an NEO’s employment terminates as a result of his “permanent disability” (as defined in the employment agreements), we terminate an NEO’s employment for any reason other than for “cause” (as defined in the employment agreements), or if an NEO terminates his employment for “good reason” (as defined in the employment agreements), we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the Company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag) following termination; and (iii) continued reimbursement for life insurance premiums and the taxes payable on such amounts for three years following termination (or five years in the case of Mr. Aldag). Additionally, upon such termination, all stock options, if any, and restricted stock held by the executive will become fully vested, and the executive will have whatever period remains under the term of stock options in which to exercise all vested stock options. The employment agreements also provide that the NEOs and their spouses and dependents will be permitted to continue to participate in all employee benefit and welfare plans and programs of the Company other than the 401(k) plan until the earlier of age 65 or such time as the NEO obtains full-time employment with an entity not affiliated with the NEO that provides comparable benefits.

In the event of the death of any of our NEOs, in addition to the accrued salary, bonus, and incentive payments due to them, their restricted stock shall become fully vested, and their respective beneficiaries will have whatever period remains under any outstanding stock options held by the NEO to exercise such stock options. In addition, their estates would be entitled to the NEO’s prorated incentive bonus payable in a lump sum and the NEO’s spouse and each of his dependents shall be covered under the Company’s health insurance program until the earlier of age 65 or such time as the spouse or dependent obtains full-time employment with an entity not affiliated with the NEO that provides comparable benefits. The Company shall pay for such coverage for three years (or five years in the case of Mr. Aldag) following the death of the NEO.

In the event that the employment of any of our NEOs ends as a result of a termination by us for cause or by the NEO without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise any outstanding vested stock options held by the NEO, pursuant to the terms of the grant, but all unvested stock options and restricted stock would be forfeited upon termination.

Upon a change of control, the NEOs will become fully vested in their equity awards. In addition, if the employment of any NEO is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any 12-month period during his tenure multiplied by three.

If payments become due as a result of a change of control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us and not to solicit our employees.

Proxy Statement and Notice of 2020 Annual Meeting    37

Potential Payments Upon Termination or Change of Control

The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events. The change-of-control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion above under “Compensation of Executive Officers—Employment Agreements with Named Executive Officers” for information about payments upon termination or a change of control. All equity interests included in the termination and change of control calculations represent previously granted restricted stock awards and are valued based on the closing price of our common stock on December 31, 2019, and an assumed termination of employment on December 31, 2019.

Name	Termination and Change of Control(1) ($)		Death ($)	Termination Not for Cause; By Executive for Good Reason; Permanent Disability ($)		Termination for Cause; By Executive without Good Reason ($)

Edward K. Aldag, Jr.						–

Cash Severance	9,935,000	(2)	60,000	9,935,000	(3)

Equity-Award Acceleration (1)	61,461,258		61,461,258	61,461,258

R. Steven Hamner						–

Cash Severance	4,950,000	(2)	36,000	4,870,500

Equity-Award Acceleration (1)	30,769,756		30,769,756	30,769,756

Emmett E. McLean

Cash Severance	4,537,500	(2)	36,000	4,470,500

Equity-Award Acceleration (1)	26,991,194		26,991,194	26,991,194		–

(1)

As of January 1, 2020, the amount that would accelerate upon a change of control (“CoC”) would be reduced to $39,543,610 for Mr. Aldag, $19,791,142 for Mr. Hamner and $17,148,319 for Mr. McLean as a result of a significant number of shares that vested on January 1, 2020.

(2)

Amounts exclude tax related payments including any tax gross-ups in connection with a CoC. While the precise amount of any tax-related payments is difficult to calculate and may be mitigated based on a number of considerations, the estimated tax gross-up payments are: $30,612,073 for Mr. Aldag, $13,944,352 for Mr. Hamner and $12,613,902 for Mr. McLean as of December 31, 2019. Due to the shares vested on January 1, 2020, the estimated excise tax gross-up payments upon a CoC on January 1, 2020 would be reduced to $20,863,469 for Mr. Aldag, $9,069,983 for Mr. Hamner and $8,226,970 for Mr. McLean.

(3)	Amount excludes an estimated tax payment of $4,505,523.

38    Proxy Statement and Notice of 2020 Annual Meeting

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of our CEO, Mr. Aldag, relative to the annual total compensation of our median employee.

For the purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and the median employee’s annual total compensation were calculated consistent with the disclosure requirement under the Summary Compensation Table.

The Company’s methodology in determining our median employee is based on 2019 base salaries (annualized for employees hired mid-year or who had a leave of absence during the year) plus incentive bonus for all individuals, excluding our CEO, who were employed by us as of December 31, 2019. In accordance with Item 402(u) and instructions thereto, we included all full-time, part-time, temporary and seasonal employees.

After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $175,927. Our CEO’s compensation in the Summary Compensation Table was $17,253,436. Therefore, our CEO to median employee pay ratio is approximately 98:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

During 2019, the following directors served on the Compensation Committee: Michael G. Stewart, C. Reynolds Thompson, III and D. Paul Sparks, Jr. (chair). No member of the Compensation Committee was an officer or employee of our Company, or had any relationships requiring disclosure by us under applicable SEC regulations during 2019. Mr. Stewart served as our Executive Vice President, General Counsel and Secretary from 2005 to 2010. In addition, no executive officer served during 2019 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.

Proxy Statement and Notice of 2020 Annual Meeting    39

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2019 Equity Incentive Plan (the “2019 Plan”).

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders	–	–	10,800,039

Equity compensation plans not approved by security holders	–	–	–

Total	–	–	10,800,039

We have only issued restricted stock and not issued any options, warrants or rights under the 2019 Plan.

Compensation of Directors

In 2019, the Compensation Committee engaged Gressle & McGinley to assist it in conducting a competitive review of our non-employee director compensation program. The Compensation Committee took into consideration Gressle & McGinley’s findings and recommendations in determining the compensation structure for our non-employee directors for 2019.

As compensation for serving on our Board of Directors during 2019, each non-employee director received a cash retainer of $105,000. In addition, the Lead Independent Director received a cash retainer of $30,000; the Audit Committee chairman received a cash retainer of $25,000; the Compensation Committee chairman received a cash retainer of $20,000; and the Ethics, Nominating and Corporate Governance Committee chairman received $20,000. Each non-employee director was awarded restricted stock awards of 7,263 shares, 8,242 shares and 6,206 shares in 2017, 2018 and 2019, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board of Director and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors at its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

In addition, pursuant to the Director Retirement Policy adopted by the Compensation Committee in February 2017, each nonemployee director receives a single lump sum payment upon retirement equal to the director’s final annual retainer divided by 12 and multiplied by the director’s years of service on the Board.

40    Proxy Statement and Notice of 2020 Annual Meeting

The following Director Compensation Table summarizes the compensation paid to our non-employee directors for their services during 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

G. Steven Dawson	130,000	107,798	–	237,798

Elizabeth N. Pitman	105,000	107,798	–	212,798

D. Paul Sparks, Jr.	125,000	107,798	–	232,798

Michael G. Stewart	135,000	107,798	–	242,798

C. Reynolds Thompson, III	125,000	107,798	–	232,798

(1)	Based on fair market value of our common stock on January 25, 2019 of $17.37.

The following table shows outstanding equity awards held by each of our non-employee directors at December 31, 2019:

Unvested Stock (#)

G. Steven Dawson	8,682

Elizabeth N. Pitman	8,085

D. Paul Sparks, Jr.	8,682

Michael G. Stewart	8,682

C. Reynolds Thompson, III	8,682

Proxy Statement and Notice of 2020 Annual Meeting    41

Share Ownership of Certain Beneficial Owners

The following table provides information about the beneficial ownership of our common stock as of March 20, 2020, by (i) each director of the Company, (ii) each named executive officer of the Company who is not a director, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

The SEC defines “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 20, 2020 or will become exercisable within 60 days thereafter, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Each person named in the table has sole voting and/or investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)

Edward K. Aldag, Jr.	2,700,478	*	*(2)

R. Steven Hamner	1,608,192	*	*(3)

Emmett E. McLean	1,304,623	*	*(4)

G. Steven Dawson	92,181	*	*(5)

Elizabeth N. Pitman	25,222	*	*(6)

D. Paul Sparks, Jr.	45,319	*	*(7)

Michael G. Stewart	225,056	*	*(7)

C. Reynolds Thompson, III	27,803	*	*(7)

Caterina A. Mozingo	5,241	*	*(8)

All directors and executive officers as a group (9 persons)	6,034,115	1.15	%(9)

Other Stockholders:

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	79,026,482	15.07	%(10)

BlackRock Inc. 55 East 52nd Street New York, New York 10055	63,329,544	12.08	%(11)

Cohen & Steers Inc. 280 Park Avenue New York, New York 10017	32,102,695	6.12	%(12)

Massachusetts Financial Services Company 111 Huntington Ave Boston, Massachusetts 02199	11,597,625	2.21	%(13)

*	Unless otherwise indicated, the address of each named person is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.
**	Less than 1% of outstanding shares of common stock.

(1)	Amounts for all directors and executive officers as a group are based on 524,548,971 shares of common stock outstanding as of March 20, 2020

42    Proxy Statement and Notice of 2020 Annual Meeting

(which include 232,142 vested units of limited partnership interest (“Common Units”) in MPT Operating Partnership, L.P., the operating partnership of the Company, convertible into an equal number of shares of common stock). In addition, amounts for each person assume that all Common Units held by the person, if any, are exchanged for shares of common stock and the total number of shares of common stock outstanding used in calculating this percentage assumes that none of the Common Units held by other persons are exchanged for shares of common stock.

For other stockholders, based on 524,316,829 shares of common stock outstanding as of March 20, 2020.

(2)	Includes 694,053 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3)	Includes 347,951 shares of unvested restricted common stock, which the named officer has no right to sell or pledge, and 125,000 Common Units.

(4)	Includes 266,510 shares of unvested restricted common stock, which the named officer has no right to sell or pledge, and 107,142 Common Units.

(5)

Includes 12,121 shares of unvested restricted common stock, which the named director has no right to sell or pledge, and includes 63,309 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary.

(6)	Includes 12,121 shares of unvested restricted common stock, which the named director has no right to sell or pledge, and 5,532.78 shares of common stock held by the director’s spouse.

(7)	Includes 12,121 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(8)	Includes 5,241 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(9)	See notes (1) – (8) above.
(10)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 10, 2020 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 920,230 shares, sole dispositive power with respect to 78,124,305 shares, shared voting power with respect to 590,858 shares and shared dispositive power with respect to 902,177 shares. The Schedule 13G/A also indicates that Vanguard Fiduciary Trust Company and Vanguard Investments Australia Ltd, wholly-owned subsidiaries of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 197,803 and 1,426,801 shares, respectively, as a result of it serving as investment manager of collective trust accounts or certain investment offerings.

(11)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 3, 2020 with the SEC. Schedule 13G/A indicates BlackRock has sole voting power over 60,142,175 shares and sole dipositive power over 63,329,544 shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the common stock but that no one person’s interest in the common stock is more than five percent of the total outstanding common shares.

(12)

Share and beneficial ownership information was obtained from a Schedule 13G filed February 14, 2020 with the SEC. The Schedule 13G indicates that the reporting entity holds sole voting power with respect to 22,198,373 shares and sole dispositive power with respect to 32,102,695 shares.

(13)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 13, 2020 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 11,342,435 shares and sole dispositive power with respect to 11,597,625 shares.

Executive Officers

For information regarding Messrs. Aldag and Hamner, please see “Proposal 1—Election of Directors” above.

Emmett E. McLean Age 64 Executive Vice President, Chief Operating Officer (since September 2003) and Secretary (since 2010)

Mr. McLean has served the Company in a number of positions, including Chief Financial Officer (August—September 2003) and Director (September 2003—April 2004). Prior to joining the Company, from 2000—2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1992 to 2000, Mr. McLean worked in the healthcare services industry with two different companies serving in senior positions, including Chief Financial Officer at one of the companies. Prior to 1992, Mr. McLean worked in the investment banking field with Dean Witter Reynolds (now Morgan Stanley) and Smith Barney (now Citigroup), and in the commercial banking field with Trust Company Bank (now SunTrust Banks). Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina at Chapel Hill. Mr. McLean is on the Board of Directors of the Alabama Symphony Orchestra, Ronald McDonald House Charities of Alabama, Smile-A-Mile, and the Greater Alabama Council Boy Scouts of America. Mr. McLean is a member of the Rotary Club of Birmingham.

Proxy Statement and Notice of 2020 Annual Meeting    43

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals:

1.  To elect the eight director nominees described in the enclosed Proxy Statement;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.  To hold a non-binding, advisory vote to approve named executive officer compensation;

4.  To transact any other business that properly comes before the meeting.

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 20, 2020. Only stockholders of record at the close of business on March 20, 2020, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 20, 2020, there were 524,250,559 shares of common stock outstanding and entitled to vote.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation). Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 262,125,281 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

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How do I vote my shares?

Voting by telephone or Internet. If you are a registered holder, meaning you hold your shares in your name, you may follow the instructions on the enclosed voting instructions: By telephone 1-800-776-9437 or by internet www.voteproxy.com.

If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

Voting by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

Voting in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.

What happens if I do not specify on my proxy how my shares are to be voted?	If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board of Directors recommends on each proposal.

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Will any other business be conducted at the meeting?

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

The eight director nominees will be elected to serve on the Board of Directors if they each receive a majority of the votes cast in person or represented by proxy at the meeting. This means that a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board of Directors has adopted a director resignation policy whereby any director who fails to receive the required majority vote in an uncontested election is required to promptly tender his or her resignation to the Board for its consideration. The Ethics, Nominating and Corporate Governance Committee will then recommend to the full Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. The Board of Directors will act on the recommendation of the Ethics, Nominating and Corporate Governance Committee within 90 days following certification of the election results. If you vote to “abstain” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for approval of each of Proposals 2 and 3.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will not be counted as votes for or against any proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. In all cases, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

How will proxies be solicited?

The costs of soliciting proxies from our stockholders will be borne by the Company. We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 as a solicitor at an initial anticipated cost of $12,500.

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What is “householding” and how does it affect me?

We have adopted a procedure, approved by SEC, called “householding.” Under this procedure, stockholders of record who have the same address might receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2019 Annual Report to Stockholders, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. To request individual copies of the annual report and proxy statement for each stockholder in your household, please contact Investor Relations, Medical Properties Trust Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 (telephone: 205-969-3755). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

How can I obtain additional copies of the proxy materials

If you wish to request extra copies of our Form 10-K, Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, or visit our website at www.medicalpropertiestrust.com.

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The Board of Directors has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. The policy provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board of Directors promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors who do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.

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Stockholder Proposals for Inclusion in Proxy Statement for 2021 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 25, 2020. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

Other Stockholder Proposals

Our Second Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 25, 2020, nor later than January 24, 2021, unless our 2021 annual meeting of stockholders is scheduled to take place before April 21, 2021 or after July 20, 2021, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Second Amended and Restated Bylaws. Stockholders may obtain a copy of our Second Amended and Restated Bylaws by writing to the Company c/o Secretary at the address shown above.

Stockholder Nominations of Directors

In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our Company’s 2021 annual meeting pursuant to the proxy access provision of our Second Amended and Restated Bylaws, notice of such nomination and other required information must be received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 25, 2020, nor later than January 24, 2021, unless our 2021 annual meeting of stockholders is scheduled to take place before April 21, 2021 or after July 20, 2021, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. In addition, our Second Amended and Restated Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.

In order to be eligible to utilize these proxy access provisions, a stockholder, or group of no more than 20 stockholders, must, among other requirements:

•	Have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of the Company continuously for at least the prior three (3) years; and

•

Represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria set forth in Section 2.17 of our Second Amended and Restated Bylaws. Stockholders will not be entitled to utilize this proxy access right at an annual meeting if the Company receives notice through it traditional advanced notice by-law provisions described below that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our Second Amended and Restated Bylaws.

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Our Second Amended and Restated Bylaws also provide that a stockholder who desires to nominate directors at a meeting of stockholders but not submit such nomination for inclusion in our proxy statement must give us written notice of such proposed nomination. For our 2021 annual meeting of stockholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 25, 2020, nor later than January 24, 2021, unless our 2021 annual meeting of stockholders is scheduled to take place before April 21, 2021 or after July 20, 2021, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must include the information set forth in Section 2.03 of our Second Amended and Restated Bylaws.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer

and Secretary

Birmingham, Alabama

April 23, 2020

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ANNUAL MEETING OF STOCKHOLDERS OF MEDICAL PROPERTIES TRUST, INC. May 21, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and 2019 Form 10-K are available at www.medicalpropertiestrust.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333333030300000 8 052120 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. THISTo elect PROXYeight directors. IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED'S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH OF PROPOSAL 2 AND 3. 1. To elect eight directors FOR AGAINST ABSTAIN Edward K. Aldag, Jr. G. Steven Dawson R. Steven Hamner Caterina A. Mozingo Elizabeth N. Pitman C. Reynolds Thompson, III D. Paul Sparks, Jr. Michael G. Stewart 2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Non-binding, advisory approval of the Company's executive compensation. With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned's shares in their discretion. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnershipPlease sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full name by authorized person.

0 PROXY MEDICAL PROPERTIES TRUST, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The 2019 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at the Comany’s Headquarters located at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama, on May 21, 2020, beginning at 10:30 a.m. Central Time. You can access directions to the Annual Meeting at www.medicalpropertiestrust.com. The undersigned hereby acknowledges receipt of the combined Notice of 2020 Annual Meeting of Stockholders and Proxy Statement dated April [ ], 2020, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stockholders at the Annual Meeting. The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned's proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof. The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. 1.1 (Continued and to be signed on the reverse side) 14475